FIGS Releases Preliminary Results for the Fourth Quarter and Full Year 2021

SANTA MONICA, Calif., January 10, 2022 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the direct-to-consumer healthcare apparel and lifestyle brand, today announced certain preliminary and unaudited results and business updates for the quarter and full year ended December 31, 2021, in conjunction with the Company’s virtual fireside chat and participation at the 24th Annual ICR Conference.

“We are thrilled with the momentum in our business,” said Trina Spear, co-CEO and co-Founder. “The healthcare community continues to come to FIGS in ever growing numbers for products that help them perform at their best, and we keep innovating to make their experience even better. We remain incredibly excited about the many long-term growth opportunities ahead of us on our path to $1 billion in net revenues by 2025.”

Preliminary, Unaudited Net Revenues and Business Highlights

Fourth Quarter 2021:

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Net revenues (unaudited) are expected to be $128 million, an increase of 42% compared to Q4 2020.
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Active customers are expected to total 1.9 million, an increase of 46% compared to Q4 2020.
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Average order value is expected to be $113, an increase of 15% compared to Q4 2020.
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Trailing twelve month (“TTM”) net revenues per active customer are expected to be $224, a $22 increase compared to TTM net revenues per active customer of $202 as of the end of Q4 2020.

Full Year 2021:

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Net revenues (unaudited) are expected to be $419 million, up 59% compared to the prior year, exceeding the Company’s prior guidance of approximately $410 million of net revenues. Excluding the $4.2 million non-recurring related party sale in Q3 2020, net revenues are expected to grow 62%.(1)
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Average order value is expected to be $105, an increase of 12% compared to 2020.
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In line with its prior outlook, the Company expects an annual gross margin of at least 70% for 2021.
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In line with its prior outlook, the Company expects an annual adjusted EBITDA margin(2) of at least 20% for 2021.

Reiterated Long-term Outlook (2022-2024)

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Over $1.0 billion in annual net revenues by 2025
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Annual gross margin: 70%+
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Annual adjusted EBITDA margin: 20%+(2)

(1) Net revenues (unaudited), as adjusted, is a non-GAAP financial measure. For a reconciliation to the most directly comparable GAAP measure and more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Preliminary Key Operating Metrics.”

(2) Adjusted EBITDA margin is a non-GAAP financial measure. The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income margin outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes, and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the

Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Preliminary Key Operating Metrics.”

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The select preliminary, unaudited results described in this press release are estimates only and are subject to revision until the Company reports its full financial and business results for the quarter and year ended December 31, 2021. These estimates are not a comprehensive statement of the Company’s financial results for the fourth quarter and fiscal year ended December 31, 2021, and actual results may differ materially from these estimates as a result of the completion of year-end accounting procedures and adjustments, including the performance of the Company’s internal control over financial reporting, the completion of the external audit by the Company’s auditor, the preparation of the Company’s financial statements and the subsequent occurrence or identification of events prior to the formal issuance of the audited financial statements for fiscal year 2021. In addition, the preliminary, unaudited results described in this press release, including net revenues, should not be relied upon as an indicator of overall quarterly and year-end financial results, which depend on a variety of factors, including the cost of goods sold and operating expenses, among others.

24th Annual ICR Conference

The Company previously announced that it will be participating virtually in a fireside chat at the ICR conference on Monday, January 10, 2022, at 2:00 PM EST. The audio portion of the fireside chat will be webcast live and can be accessed on the Company’s investor relations website, https://ir.wearfigs.com, where it will remain available for approximately 90 days after the conference.

Non-GAAP Financial Measures and Preliminary Key Operating Metrics

In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company has also included “average order value,” “active customers” and “TTM net revenues per active customer,” which are key operational and business metrics that are important to understanding Company performance. The Company calculates “average order value” as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. The Company calculates “active customers” as unique customer accounts that have made at least one purchase in the preceding 12-month period. The Company calculates “TTM net revenues per active customer” as the sum of the total net revenues in the preceding 12-month period divided by the current period “active customers.”

Active customers as of December 31, 2021 (preliminary) and 2020, respectively, and average order value for the three months and year ended December 31, 2021 (preliminary) and 2020, respectively, are presented in the following tables:

	As of December 31,
	2021	2020
(in thousands)	(unaudited)
Active customers	1,872	1,300

	Three months ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
	(unaudited)
Average order value	$113	$98	$105	$94

The Company uses “net revenues, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company calculates “net revenues, as adjusted” as net revenues, adjusted to exclude non-recurring related party sales. The Company calculates “adjusted EBITDA” as net income adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues.

The following table presents a reconciliation of net revenues, as adjusted, to net revenues, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Year ended, December 31		Change
	2021	2020	%
($ in millions)	(unaudited)
Net revenues	419	263	59%
Deduct:
Related party sales	—	(4)
Net revenues, as adjusted	419	259	62%

About FIGS

FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower and serve current and future generations of healthcare professionals. We create technically advanced apparel and products for healthcare professionals that feature an unmatched combination of comfort, durability, function and style. We market and sell our products directly through our digital platform to provide a seamless experience for healthcare professionals.

Forward Looking Statements

This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including the Company’s strategies and plans; the Company’s innovation and growth expectations; the Company’s preliminary expectations as to net revenues, active customers, average order value and TTM net revenues per active customer for the quarter ended December 31, 2021; the Company’s preliminary expectations as to net revenues and net revenues, as adjusted, for the full year ended December 31, 2021; the Company’s outlook as to annual gross margin and annual adjusted EBITDA margin for the full year ended December 31, 2021; and the Company’s long-term outlook as to annual net revenues, gross margin and adjusted EBITDA margin, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the impact of COVID-19 on the Company’s operations; the Company’s ability to maintain its recent rapid growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative, and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to attract and retain highly skilled personnel and senior management; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the Company’s reliance on a limited number of third-party suppliers; the fluctuating costs of raw materials; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties, and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 10, 2021 and in the Company’s other filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

Contacts

Investors:

Carrie Gillard

IR@wearfigs.com

Media:
Todd Maron
press@wearfigs.com